Filed pursuant to Rule 424(b)(5)
Registration No. 333-194211

Prospectus Supplement

(To Prospectus Dated March 17, 2014)

SINO-GLOBAL SHIPPING AMERICA, LTD.

1,500,000 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to 1,500,000 shares of common stock directly to selected investors.

For a more detailed description of the shares of common stock, see the section entitled “Description of Our Securities We Are Offering” beginning on page S-7.

Our shares of common stock are currently traded on the NASDAQ Capital Market under the symbol “SINO.” On February 14, 2017, the closing sale price of our shares of common stock was $4.41 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding shares of common stock held by non-affiliates was approximately $18,899,033 based on 8,355,535 outstanding shares of common stock, of which 4,285,495 shares are held by non-affiliates, and a per share price of $4.41, which was the last reported price on the NASDAQ Capital Market of our common stock on February 14, 2017. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

We have retained FT Global Capital, Inc., as our exclusive placement agent. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. See “Plan of Distribution” beginning on page S-9 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-5 of this prospectus supplement. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Common Share	Total
Public Offering Price	$3.18	4,770,000
Placement Agent Fees	$.25	381,600
Proceeds, before expenses, to us	$2.93	4,388,400

The date of this prospectus supplement is February 15, 2017

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the shares of common stock or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

ABOUT THIS PROSPECTUS SUPPLEMENT

On March 17, 2014, we filed with the SEC a registration statement on Form S-3 (File No. 333-194211) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on April 15, 2014. Under this shelf registration process, we may, from time to time, sell up to $10 million in the aggregate of shares of common stock, share purchase contracts, share purchase units, warrants, rights and units, of which approximately $4,072,272 will remain available for sale following the offering and as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date— for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus— the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of any Current Report on Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “SINO,” the “Company,” “we,” “us” and “our” or similar terms refer to refer to Sino-Global Shipping America, Ltd., a Virginia corporation and its consolidated subsidiaries.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, including the documents referred to or incorporated by reference in this prospectus or statements of our management referring to our summarizing the contents of this prospectus supplement, include “forward-looking statements”. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus or our other filings with the Securities and Exchange Commission, or the SEC include, but are not necessarily limited to, those relating to:

·	risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future;

·	our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations;

·	our potential lack of revenue growth;

·	our potential inability to add new products and services that will be necessary to generate increased sales;

·	our potential lack of cash flows;

·	our potential loss of key personnel;

·	the availability of qualified personnel;

·	international, national regional and local economic political changes;

·	general economic and market conditions;

·	increases in operating expenses associated with the growth of our operations;

·	the potential for increased competition; and

·	other unanticipated factors.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” in our reports filed with the SEC or in this prospectus supplement and the accompanying prospectus for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout (or incorporated by reference in) this prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms “Sino-Global Shipping America, Ltd.”, “SINO”, the “Company”, “we”, “us”, and “our” refer and relate to Sino-Global Shipping America, Ltd. and its consolidated subsidiaries.

Our Company

Sino-Global Shipping America, Ltd. (“Sino”), a Virginia corporation, was founded in the United States (“US”) in 2001. Sino is a non-asset based global shipping and freight logistic integrated solution provider. Sino provides tailored solutions and value added services to its customers to drive effectiveness and control in related aspects throughout the entire shipping and freight logistic chain. Our current service offerings consist of shipping agency services and inland transportation management services. We temporarily suspended our ship management services from the beginning of the fiscal year 2016, primarily due to changes in market condition. We also temporarily suspended our shipping and chartering services primarily as a result of the termination of vessel acquisition in December 2015.

The Company conducts its business primarily through its wholly-owned subsidiaries in the U.S., China (including Hong Kong), Australia and Canada. Currently, a significant portion of our business is generated from the clients located in the People’s Republic of China (the “PRC”), and our operations are currently primarily conducted in the PRC.

The Company’s subsidiary in China, Trans Pacific Shipping Limited (“Trans Pacific Beijing”), a wholly owned foreign enterprise, invested in one 90%-owned subsidiary, Trans Pacific Logistics Shanghai Limited (“Trans Pacific Shanghai”. Trans Pacific Beijing and Trans Pacific Shanghai are referred to collectively as “Trans Pacific”). As PRC laws and regulations restrict foreign ownership of local shipping agency service businesses, the Company provided its shipping agency services in the PRC through Sino-Global Shipping Agency Ltd. (“Sino-China” or “VIE”), a Chinese legal entity, which holds the licenses and permits necessary to operate local shipping agency services in the PRC. Trans Pacific Beijing and Sino-China do not have a parent-subsidiary relationship. Trans Pacific Beijing has contractual arrangements with Sino-China and its shareholders that enable the Company to substantially control Sino-China. Through Sino-China, the Company was able to provide local shipping agency services in all commercial ports in the PRC. In light of the Company’s decision not to pursue the local shipping agency business, the Company temporarily suspended its shipping agency services through its VIE and has not undertaken any business through or with Sino-China since June 2014. Nevertheless, the Company continues to maintain its contractual relationship with the VIE because Sino-China is one of the committee members of China Association of Shipping Agencies & Non-Vessel-Operating Common Carriers (“CASA”). CASA was approved to form by China Ministry of Communications. Sino-China is also our only entity that is qualified to do shipping agency business in China. We keep the VIE to prepare ourselves for the market to turn around.

The Company’s shipping agency business was operated by its subsidiaries in Hong Kong and China. The Company’s ship management services were originally operated by its subsidiary in Hong Kong. Due to changes in market condition, the Company temporarily suspended the ship management services from fiscal year 2016. The Company’s shipping and chartering services are operated by its offices in the US and subsidiaries in Hong Kong. The Company also temporarily suspended its shipping and chartering services primarily as a result of the termination of vessel acquisition in December 2015. Currently, the Company’s inland transportation management services are operated by its subsidiaries in China (including Hong Kong) and the US.

In January 2016, the Company formed a subsidiary, Sino-Global Shipping LA Inc., a California corporation (“Sino LA”), for the purpose of expanding its business to provide freight logistic services to importers who ship goods into the U.S. The Company expects to generate increased revenue from this new service platform in the coming fiscal year.

As of December 31, 2016, the Company’s service offerings consist of inland transportation management service, freight logistic services and container trucking services.

The following table breaks sown the revenues for our business segments for the fiscal years ended June 30, 2016 and 2015.

	Fiscal Year 2016			Fiscal Year 2015
Key Services	Revenues	%	GM	Revenues	%	GM
Shipping Agency & Ship Management	$2,507,800	34.3%	13.3%	$6,185,653	54.6%	19.2%
Shipping & Chartering	$462,218	6.3%	54.0%	$349,125	3.1%	47.7%
Inland Transportation Management	$4,340,522	59.4%	68.9%	$4,785,850	42.3%	84.2%
	$7,310,540	100.0%	48.9%	$11,320,628	100.0%	47.6%

In August 2016, the Company’s Board of Directors (the “Board”) authorized management to move forward with the development of a mobile application that will provide a full-service logistics platform between the U.S. and the PRC for short-haul trucking in the U.S. The Board’s decision followed an extensive review by the Company's management team and the Board in identifying Sino-Global's key competitive advantages as an expert in global logistics between the U.S. and the PRC, and then leveraging that experience to both address the needs of its customer base and to provide new solutions to contemporary issues affecting the logistics and supply chain. The Company completed a market analysis and feasibility study related to building a mobile based logistics application for short-haul trucking in U.S. ports to better manage the over 25 million containers, or “TEU”, moving between the PRC and the U.S. each year.

Sino-Global completed development of a full-service logistics platform as of December 2016. Upon the completion of the platform, the Company signed two significant agreements with COSCO Beijing International Freight Co., Ltd. (“COSFRE Beijing”) and Sinotrans Guangxi in December 2016. Pursuant to the agreement with COSFRE Beijing, the Company will receive a percentage of the total amount of each transportation fee for the arrangement of inland transportation services for COFRE Beijing’s container shipments into U.S. ports. For the strategic cooperation framework agreement with Sinotrans Guangxi, which is a subsidiary of Sinotrans Limited, the Company expects to utilize both parties’ existing resources and establish an integrated logistics plan to provides an end-to-end supply chain solution for customers shipping soybeans and sulfur products from the U.S. to the southern PRC via container.

Corporate Information

Our principal executive offices are located at 1044 Northern Boulevard, Suite 305, Roslyn, New York 11576-1514. Our telephone number at this address is (718) 888-1814. Our shares of common stock are traded on the NASDAQ Capital Market under the symbol “SINO.”

Our Internet website, www.sino-global.com, provides a variety of information about our Company. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) are available, as soon as practicable after filing, at the investors’ page on our corporate website, or by a direct link to its filings on the SEC’s free website.

THE OFFERING

Issuer:	Sino-Global Shipping America, Ltd.

Shares of common stock offered by us pursuant to this prospectus supplement:	1,500,000

Shares of common stock to be outstanding after this offering (assumes all shares of common stock offered in this offering are sold):	9,855,535

Use of proceeds:	We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk factors:

Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our shares of common stock, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 3 of the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and in the other documents incorporated by reference into this prospectus supplement.

Market for the shares of common stock:	Our shares of common stock are quoted and traded on the NASDAQ Capital Market under the symbol “SINO.”

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

RISKS RELATED TO THIS OFFERING

Since we have some discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale by us of 1,500,000 shares of common stock in this offering, and based on a public offering price of $3.18 per share and a net tangible book value per share of our common stock of $1.33 as of February 14, 2017, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $1.85 per share in the net tangible book value of the common stock purchased.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NASDAQ, with which a private company is not required to comply. Complying with these laws, rules and regulations will occupy a significant amount of time of our Board of Directors and management and will significantly increase our costs and expenses, which we cannot estimate accurately at this time. Among other things, we must:

·	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;
·	comply with rules and regulations promulgated by the NASDAQ;
·	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;
·	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our common stock;
·	involve and retain to a greater degree outside counsel and accountants in the above activities;
·	maintain a comprehensive internal audit function; and
·	maintain an investor relations function.

Future sales of our common stock could cause our stock price to decline.

If our shareholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our shareholders might sell shares of our common stock could also depress the market price of our common stock. We have registered $10,000,000 in total aggregate value of securities pursuant to a Form S-3 filing (which includes the securities being offered herein), which will be eligible for sale in the public markets from time to time, when sold and issued by us. Additionally, if our existing shareholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly. The market price for shares of our common stock may drop significantly when such securities are sold in the public markets. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

Securities analysts may not cover our common stock and this may have a negative impact on our common stock’s market price.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our common stock would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our common stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for working capital and other general corporate purposes; provided, however, that none of such proceeds will be used, directly or indirectly, (i) for the satisfaction of any of our debt (other than (I) payment of trade payables in our ordinary course of business and consistent with prior practices and (II) the purchase of any of the securities sold in this offering, (ii) for the redemption of any of our securities; or (iii) with respect to any litigation involving us (including, without limitation, (x) any settlement thereof or (y) the payment of any costs or expenses related thereto).

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

Shares of common stock

For a description of the Shares of common stock being offered hereby, please see “Description of Share Capital” in the accompanying prospectus.

PLAN OF DISTRIBUTION

Engagement Agreement

We have entered into an engagement agreement (the “Engagement Agreement”), dated February 14, 2017, with FT Global Capital, Inc. (“FT Global”), pursuant to which FT Global agreed to act as our exclusive placement agent in connection with this offering. The Engagement Agreement is attached as an exhibit to our Current Report on Form 8-K filed with the SEC in connection with this offering.

The placement agent is not purchasing or selling any shares of common stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but the placement agent has agreed to use its best efforts to arrange for the direct sale of all of the securities in this offering pursuant to this prospectus supplement and the accompanying prospectus. There is no requirement that any minimum number of securities or dollar amount of securities be sold in this offering and there can be no assurance that we will sell all or any of the securities being offered. We will enter into a purchase agreement directly with each investor in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus supplement. We have agreed to indemnify the placement agent and purchasers against liabilities under the Securities Act and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

We will enter into a Securities Purchase Agreement with the purchasers purchasing the securities being issued pursuant to this offering. The form of the Securities Purchase Agreement is attached as an exhibit to our Current Report on Form 8-K filed with the SEC in connection with this offering. The closing of this offering will take place on or before February 21, 2017, and the following will occur:

●	we will receive funds in the amount of the aggregate purchase price;

●	the placement agent will receive the placement agent fees in accordance with the terms of the Engagement Agreement; and

●	we will deliver the Shares.

Under the Securities Purchase Agreement, we will be precluded from engaging in equity or equity-linked securities offerings for a period of 15 days from closing of the offering, subject to certain exceptions.

In addition, we will agree with the purchasers that until the one year anniversary from closing of the offering, we will not effect or enter into an agreement to effect a “Variable Rate Transaction” as defined in the Securities Purchase Agreement.

With certain exceptions, we will also agree with the purchasers that, subject to certain exceptions, if we issue securities within one-year following the closing of this offering, the purchasers shall have the right to purchase 40% of the securities on the same terms, conditions and price provided for in the proposed issuance of securities. However, the Company is required to permit the purchasers from purchasing any offered securities pursuant to this participation right clause to the extent that doing so would require the Company to obtain shareholder approval of such purchases.

We will agree to indemnify the purchasers against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the Securities Purchase Agreement.

In connection with this offering, the placement agent may distribute this prospectus supplement and the accompanying prospectus electronically.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent. Under these rules and regulations, the placement agent: (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Fees

In exchange for these placement agent services, we have agreed to pay the placement agent upon the closing of this offering a cash fee equal to 8% of the aggregate purchase price of the Shares sold under this prospectus supplement. The Placement Agent is entitled to the reimbursement of its out-of-pocket expenses not to exceed $10,000.

The placement agent is also entitled to the foregoing compensation for any financings consummated within the 18-month period following termination of the Engagement Agreement to the extent that such financing is provided to us by investors that the placement agent had introduced to us.

 Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Delivery of Shares of common stock

Delivery of our shares of common stock issued and sold in this offering will occur on or before February 21, 2017.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Computershare Inc. located in Meidinger Tower, 462 S. 4th Street, Louisville, KY 40202 U.S. Our transfer agent’s phone number is 502 301 6108 and facsimile number is 886 519 2854.

Listing

Our shares of common stock are quoted on the NASDAQ Capital Market under the trading symbol “SINO”.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus supplement will be passed upon for us by Woods Rogers Edmunds & Williams PLC. Certain legal matters will be passed upon for the placement agent by Schiff Hardin LLP, Washington, DC.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 10-K for the fiscal years ended June 30, 2016 and 2015 have been audited by Friedman LLP, independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the registrant after the date of filing the initial registration statement on Form S-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. In addition, the documents we are incorporating by reference as of the date hereof are as follows:

·	our Quarterly Reports on Form 10-Q filed on February 13, 2017, November 14, 2016;
·	our Annual Report on Form 10-K for the year ended June 30, 2016, filed on September 19, 2016; and
·	the description of the common stock, without par value per share, contained in our registration statement on Form S-1 filed with the Commission on May 12, 2008 (File Number 333-150858) pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the common stock, without par value per share, contained in the registration statement on Form S-1 filed with the Commission on January 11, 2008 (File Number 333-148611), and declared effective by the Commission on April 18, 2008, and any amendment or report filed with the Commission for purposes of updating such description.

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference herein prior to the termination of this offering) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Sino-Global Shipping America, Ltd.

1044 Northern Boulevard, Suite 305

Roslyn, New York 11576-1514

(718) 888-1814

Attn: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares of common stock offered by this prospectus. This prospectus is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our shares of common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.

The registration statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549 and the Regional Offices at the Commission located in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 233 Broadway, New York, New York 10279. Copies of those filings can be obtained from the Commission’s Public Reference Section, Judiciary Plaza, 100 F Fifth Street, N.E., Washington, D.C. 20549 at prescribed rates and may also be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. You may also call the Commission at 1-800-SEC-0330 for more information. We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Commission’s public reference room in Washington, D.C. You can request copies of those documents upon payment of a duplicating fee, by writing to the Securities and Exchange Commission.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

Section 13.1-697 of the Virginia Stock Corporation Act permits corporations to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if the director:

1. Conducted himself in good faith; and

2. Believed:

a. In the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and

b. In all other cases, that his conduct was at least not opposed to its best interests; and

3. In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

Our First Amended and Restated Articles of Incorporation contain the following provision relating to indemnification of our officers and directors:

The Corporation shall indemnify (a) any person who was, is or may become a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation, or (b) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of criminal law. A person is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve securities by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnify any Director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

Expenses incurred by a person who is otherwise entitled to be indemnified by us in defending or investigating a threatened or pending action, suit or proceeding shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us.

Our Bylaws provide that we may indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our employee or agent or, while our employee or agent, is or was serving at our request as an employee or agent or trustee or another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Subject to Completion, dated March 17, 2014

PROSPECTUS

$10,000,000

SINO-GLOBAL SHIPPING AMERICA, LTD.

Common Stock, Share Purchase Contracts, Share Purchase Units, Debt Securities, Warrants, Rights, Units

We may offer and sell, from time to time in one or more offerings, any combination of debt securities, shares of common stock, warrants, rights, share purchase contracts, share purchase units or units having an aggregate initial offering price not exceeding $10,000,000 (or its equivalent in foreign or composite currencies) on terms to be determined at the time of offering.

We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. Before you invest, we urge you to read carefully this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus.

We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See “Plan of Distribution” in this prospectus. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names and the nature of our arrangements with them, including any applicable commissions or discounts.

The mailing address of our principal executive offices is 136-56 39th Avenue, Room #305, Flushing, New York 11354, and our telephone number is (718) 888-1814. Our common stock quoted on the NASDAQ Capital Market under the symbol “SINO.” On February 27, 2014, the closing price per share of our common stock was $2.70. Each prospectus supplement will indicate if the securities offered thereby will be listed on the NASDAQ Capital Market or any other securities exchange. Other than our common stock, there is no market for the securities that we may offer. The aggregate market value of our outstanding common stock held by non-affiliates is $4,103,462.70, based on 4,703,841 shares of outstanding common stock, of which 1,519,801 shares are held by non-affiliates, and a per share price of $2.70 based on the closing sale price of our common stock as reported by the NASDAQ Capital Market on February 27, 2014. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the risk factors beginning on page 3 of this prospectus, as well as those included in the periodic and other reports we file with the Securities and Exchange Commission before you make your investment decision.

Neither the Securities and Exchange Commission, any United States state securities commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2014

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Summary

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, securities having an aggregate initial offering price of up to $10,000,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this shelf registration statement, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities being offered. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information,” before making an investment decision. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject, in whole or in part, any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities and any applicable fee, commission or discount arrangements with them. See the information described below under the heading “Plan of Distribution.”

Except where the context otherwise requires and for purposes of this prospectus only:

•	“we,” “us,” “our” and “our company” refer to Sino-Global Shipping America, Ltd. and, except where the context otherwise requires, its affiliates and subsidiaries;
•	“Shares” and “common stock” refer to our common stock, without par value per share.
•	“China” and “PRC” refer to the People’s Republic of China.
•	all references to “RMB” and “¥” are to the legal currency of China and all references to “USD,” “U.S. dollars,” “dollars” and “$” are to the legal currency of the United States.

Our Company

We are a Virginia corporation with our primary US operations in New York. We provide our customers with comprehensive yet customized shipping agency, shipping and chartering, and inland transportation management services. As a general agent, we serve ships coming to and departing from a number of countries and regions, including China, Australia, South Africa, Brazil, Hong Kong, Canada and the US.

Our principal geographic market has historically been the People’s Republic of China (“PRC”). As PRC laws and regulations restrict foreign ownership of shipping agency service businesses, we operate our business in the PRC through Sino-Global Shipping Agency, Ltd. (“Sino-China”), a PRC limited liability company founded by our Chief Executive Officer, Mr. Lei Cao, who is a PRC citizen. Sino-China holds the licenses and permits necessary to provide shipping services in the PRC. Sino-China is headquartered in Beijing and has branches in Qingdao, Xiamen and Fangchenggang. Through Sino-China, we provide general shipping agency services in all commercial ports in the PRC.

Our wholly-owned subsidiary, Trans Pacific Shipping Limited (“Trans Pacific Beijing”), a wholly foreign-owned enterprise, is invested in one 90%-owned subsidiary, Trans Pacific Logistics Shanghai Limited (“Trans Pacific Shanghai”. Trans Pacific Beijing and Trans Pacific Shanghai are referred to collectively as “Trans Pacific”). Trans Pacific Beijing and Sino-China do not have a parent-subsidiary relationship. Trans Pacific Beijing has contractual arrangements with Sino-China and its shareholders that enable us to substantially control Sino-China. Operationally, Trans Pacific Beijing is set up to deliver inland transportation management services for the Company.

To support the Company’s integrated international and domestic shipping agency network and broaden our service platform into other related businesses, we have established the following wholly-owned subsidiaries:

·	Sino-Global Shipping Australia: This entity serves the needs of customers shipping into and out of Western Australia. Through our relationship with Monson Agencies Australia (one of the largest shipping agency service providers in Australia), we are able to provide general shipping agency services to all ports in Australia.

·	Sino-Global Shipping Hong Kong: This is our control and management center for southern Chinese ports. It gives us the ability to offer comprehensive shipping agency services to vessels going to and from the PRC as well as customized shipping and chartering services. Through our relationship with Forbes & Company Limited (“Forbes”), a listed company on the Bombay Stock Exchange and one of the largest shipping and chartering service providers in India, we are able to provide general shipping agency services to all ports in India.

·	Sino-Global Shipping Canada: This entity provides services for ships loading commodities at Canadian ports and delivering them to the PRC. It currently provides shipping agency services to Baosteel’s vessels in Canada.

·	Sino-Global Shipping New York: This entity is established to facilitate the development of an integrated international and local shipping agency network and help generate new business referral activities.

Our corporate structure is as set forth below:

We have designed our services to simplify the shipping process for our clients and to keep our clients fully informed about the status of their shipments. To that end, we analyze the information about prospective shipments provided by our clients to determine the most economical and efficient transportation solutions. We are engaged in the delivery of the following services: shipping agency services, shipping and chartering services, and inland transportation management services. Historically, we have been in the business of providing shipping agency services, but during fiscal 2014 (and with the support of our largest shareholder), we have expanded our service delivery platform to include shipping and chartering services (launched during the quarter ended September 30, 2013) and inland transportation management services (launched during the quarter ended December 31, 2013). These new services are part of our strategic initiative to diversify our service offering, broaden our service platform, and improve our operating profit.

Our principal executive offices are located at 136-56 39th Avenue, Room #305, Flushing, New York 11354. Our telephone number at this address is (718) 888-1814. Our common stock is traded on the NASDAQ Capital Market under the symbol “SINO.”

Our Internet website, www.sino-global.com, provides a variety of information about our Company. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) are available, as soon as practicable after filing, at the investors’ page on our corporate website, or by a direct link to its filings on the SEC’s free website.

General Description of the Securities We May Offer

We may offer shares of our common stock, share purchase contracts, share purchase units, debt securities, warrants, rights or units, with a total value of up to $10,000,000 from time to time under this prospectus at prices and on terms to be determined by our board of directors and based on market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	Designation or classification;
•	Aggregate offering price;
•	Rates and times of payment of dividends, if any;
•	Redemption, conversion, exercise and exchange terms, if any;
•	Restrictive covenants, if any;
•	Voting or other rights, if any;
•	Conversion prices, if any; and
•	Material U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

Risk Factors

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and (to the extent we are required or elect to discuss risk factors in such filings) in our then most recent Annual Report on Form 10−K, and in our updates to those risk factors in our Quarterly Reports on Form 10−Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Please see “Where You Can Find More Information” on how you can view our SEC reports and other filings. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business

We are substantially reliant on a single customer for a majority of our business.

In prior years, we have relied heavily on Beijing Shou-Rong Forwarding Service Co., Ltd. (“Shourong”), an affiliate of Capital Steel, a steel company in China, for a substantial percentage of our agency fees. We have not provided any new services to Shourong in fiscal 2014 and could not determine the extent of services we would deliver to Shourong in the near future. More recently, we have begun to provide services to companies controlled by one of our affiliates. In April 2013, our shareholders approved the issuance of 1,800,000 shares of common stock to Mr. Zhong Zhang. At the same time, Mr. Zhang agreed to cause companies he controls, TEWOO Chemical & Light Industry Zhiyuan Trade Co., Ltd and TianJin Zhi Yuan Investment Group Co., Ltd (together “Zhiyuan”) to direct such shipping needs as they may have to our company to perform.

During the first half of fiscal 2014, a majority of our overall revenues came from shipping and chartering services as well as inland transportation management services provided to Zhiyuan. Moreover, all of our shipping and chartering and inland transportation management services were from Zhiyuan. If we ceased to provide services to Zhiyuan, our business could be materially harmed. We cannot guarantee that we would be able to replace this customer with one or more new customers of equal size.

We have recently entered the shipping and chartering services and the inland transportation management services businesses and cannot guarantee that we will be able to compete effectively in these business areas.

Our company has provided shipping agency services since 2001, but we have only provided (i) shipping and chartering services since the first quarter of fiscal 2014 ended September 30, 2013 and (ii) inland transportation management services since the second quarter of fiscal 2014 ended December 31, 2013. As we are a new entrant into these two business segments, we do not have a significant market presence. Indeed, as described in the prior risk factor, we currently serve only one customer, Zhiyuan, in both market segments. We cannot guarantee that we would have been successful in providing services to Zhiyuan in the absence of the investment by Mr. Zhang, and we cannot guarantee that we will be successful in locating and securing ship chartering services and inland transportation management to other customers on acceptable terms, if at all.

We operate in a very competitive industry and may not be able to maintain our revenues and profitability.

Since 2003, China has qualified over 1,400 shipping agencies. Our potential competitors include three major shipping agencies, which together account for approximately 85% of China’s shipping agency revenues. These competitors have significantly greater financial and marketing resources and name recognition than we have.

In addition, our competitors may introduce new business models, and if these new business models are more attractive to customers than the business models we currently use, our customers may switch to our competitors’ services, and we may lose market share. We believe that competition in China’s shipping agency industry may become more intense as more shipping agencies, including Chinese/foreign joint ventures, are qualified to conduct business. We cannot assure you that we will be able to compete successfully against any new or existing competitors, or against any new business models our competitors may implement. In addition, the increased competition we anticipate in the shipping agent industry may also reduce the number of vessels for which we are able to provide shipping agency services, or cause us to reduce agency fees in order to attract or retain customers. All of these competitive factors could have a material adverse effect on our revenues and profitability.

The PRC owns part of our three largest competitors.

The Chinese government’s ownership of our three largest competitors disadvantages our company in a number of ways.

First, the Chinese government prevents direct foreign investment in certain industries, such as telecommunication services, online commerce and advertising. In fact, when the PRC government founded Penavico, it closed the shipping agency industry to a number of foreign shipping agents that had provided services in China prior to that time. Although the PRC has removed these restrictions in our industry in recent years, there can be no guarantee that the PRC will not re-nationalize the shipping agency industry in the future, especially since approximately 85% of the shipping agency industry in China is already owned, in part, by the Chinese government. See “Risk Factors – The Chinese government could change its policies toward private enterprise or even nationalize or expropriate private enterprises, which could result in the total loss of our investment in that country.”

Second, because our three largest competitors, Penavico, China Shipping and Sinoagent, are state-owned, they may have advantages over our company in dealing with local government officials and leverage over local companies that we, as a wholly privately-owned company, do not have. These relationships may limit our ability to compete with Penavico, China Shipping and Sinoagent.

Third, due to their relationship with the Chinese government, our largest competitors may have access to funding that is not available to us. This access may allow them to grow their businesses at a rate we are not able to match. If we are unable to expand at a comparable rate with these competitors, we may lose market share or be unable to generate profits.

Our customers are companies engaged in the shipping industry, and, consequently, our financial performance is dependent upon the economic conditions of that industry.

We have derived most of our revenues to date from providing (a) shipping agency services to Chinese and international shipping companies that seek to ship materials to and from China; and (b) shipping and chartering as well as inland transportation management services to Zhiyuan. Our customers’ success is intrinsically linked to economic conditions in the shipping industry in general and trade with China in particular. The shipping industry, in turn, is subject to intense competitive pressures and is affected by overall economic conditions. Although we believe our services can assist shipping companies in a competitive environment, demand for our services could be harmed by instability or downturns in the shipping industry, which may cause customers to forego shipping agency services by attempting to provide such services in-house. There can be no assurance that we will be able to continue our historical revenue growth or sustain our profitability on a quarterly or annual basis or that our results of operations will not be adversely affected by continuing or future downturns in the shipping industry.

We may be required to assume liabilities for our clients in the future.

An increasing number of companies that require shipping agency services have pressured shipping agents to guarantee their principals’ liabilities. Some companies have required shipping agents, as a condition of doing business, to pay directly for tariffs, port charges, and other fees, to be reimbursed at a later date by the companies. Other companies have sought to include agents as parties in voyage charter agreements, leading to potential liability for shipping agents in the event of a breach by another party. We expect that these pressures on shipping agents to accept more liability will increase as competition among shipping agencies intensifies. While we do not currently pay these liabilities and have no present intention to begin doing so in the future, the assumption of any of these or other new liabilities could have a material adverse effect on our operations.

We are heavily dependent upon the services of experienced personnel who possess skills that are valuable in our industry, and we may have to actively compete for their services.

Our company is much smaller than Penavico, China Shipping and Sinoagent, and we compete in large part on the basis of the quality of services we are able to provide our clients. As a result, we are heavily dependent upon our ability to attract, retain and motivate skilled personnel to serve our clients. Many of our personnel possess skills that would be valuable to all companies engaged in the shipping agency industry. Consequently, we expect that we will have to actively compete with other Chinese shipping agencies for these employees. Some of our competitors may be able to pay our employees more than we are able to pay to retain them. Our ability to profitably operate is substantially dependent upon our ability to locate, hire, train and retain our personnel. Although we have not experienced difficulty locating, hiring, training or retaining our employees to date, there can be no assurance that we will be able to retain our current personnel, or that we will be able to attract, assimilate other personnel in the future. If we are unable to effectively obtain and maintain skilled personnel, the quality of our shipping agency services could be materially impaired.

We are substantially dependent upon our key personnel, particularly Mr. Lei Cao, our Chief Executive Officer.

Our performance is substantially dependent on the performance of our executive officers and key employees. In particular, the services of:

•	Mr. Lei Cao, Chief Executive Officer;

•	Mr. Anthony S. Chan, Acting Chief Financial Officer; and

•	Mr. Zhikang Huang, Chief Operating Officer;

would be difficult to replace. We do not have in place “key person” life insurance policies on any of our employees. The loss of the services of any of our executive officers or other key employees could substantially impair our ability to successfully implement our existing supply chain management software and develop new programs and enhancements.

We may not pay dividends.

We have not previously paid any cash dividends, and we do not anticipate paying any dividends on our common stock. We cannot assure you that our operations will continue to result in sufficient revenues to enable us to operate at profitable levels or to generate positive cash flows. Furthermore, there is no assurance our Board of Directors will declare dividends even if we are profitable. Dividend policy is subject to the discretion of our Board of Directors and will depend on, among other things, our earnings, financial condition, capital requirements and other factors. If we determine to pay dividends on any of our common stock in the future, we will be dependent, in large part, on receipt of funds from Trans Pacific and Sino-China.

We are obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

Each year we are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting and, if we cease to be a “smaller reporting company,” a statement that our independent registered public accounting firm has issued an opinion on our internal control over financial reporting.

We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective.

If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline.

To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

Foreign Operational Risks

We do not have business interruption, litigation or natural disaster insurance.

The insurance industry in China is still at an early state of development. In particular PRC insurance companies offer limited business products. As a result, we do not have any business liability or disruption insurance coverage for our operations in China. Any business interruption, litigation or natural disaster may result in our business incurring substantial costs and the diversion of resources.

Negative perceptions about the quality of Chinese goods could reduce demand for Chinese exports and our shipping agency services.

Recent news of concerns about imported products from China, including such items as pet food, toys, toothpaste and cell phone batteries, may have harmed public perception of the general quality of goods produced by Chinese manufacturers. Whether or not concerns about the quality of Chinese products are justified, continued perception of problems with Chinese products could cause importers and consumers to seek similar products from other countries and could harm China’s shipping industry. A weakened shipping industry would in turn also harm China’s shipping agency industry and negatively impact our company.

Trans Pacific’s contractual arrangements with Sino-China may result in adverse tax consequences to us.

As a result of our corporate structure and contractual arrangements between Trans Pacific and Sino-China, both revenues generated by Sino-China’s operations in China and revenues derived from Trans Pacific ’s contractual arrangements with Sino-China shall be subject to PRC tax. Moreover, we could face material and adverse tax consequences if the PRC tax authorities determine that Trans Pacific’s contractual arrangements with Sino-China were not made on an arm’s length basis and adjust our income and expenses for PRC tax purposes in the form of a transfer pricing adjustment. A transfer pricing adjustment could result in a reduction, for PRC tax purposes, of adjustments recorded by Sino-China, which could adversely affect us by increasing Sino-China’s tax liability without reducing Trans Pacific’s tax liability, which could further result in late payment fees and other penalties to Sino-China for underpaid taxes.

Trans Pacific’s contractual arrangements with Sino-China may not be as effective in providing control over Sino-China as direct ownership of Sino-China.

We conduct substantially all of our operations, and generate substantially all of our revenues, through contractual arrangements with Sino-China that provide us, through our ownership of Trans Pacific, with effective control over Sino-China. We depend on Sino-China to hold and maintain contracts for shipping agency services with our customers. Sino-China also owns substantially all of our intellectual property, facilities and other assets relating to the operation of our business, and employs the personnel for substantially all of our business. Neither our company nor Trans Pacific has any ownership interest in Sino-China. Although we have been advised by Beijing Jintai (Tianjin) Law Firm, our PRC legal counsel, that each contract under Trans Pacific’s contractual arrangements with Sino-China is valid, binding and enforceable under current PRC laws and regulations, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations governing the enforcement and performance of such contractual control over Sino-China. If the PRC government determines that these contractual arrangements as a whole do not comply with applicable regulations, our business could be substantially adversely affected. In addition, these contractual arrangements may not be as effective in providing us with control over Sino-China as direct ownership of Sino-China. Furthermore, Sino-China may breach the contractual arrangements. For example, Sino-China may decide not to pay consulting or marketing fees to Trans Pacific, and consequently to our company, in accordance with the existing contractual arrangements. In event of any such breach, we would have to rely on legal remedies under PRC law. These remedies may not always be effective, particularly in light of uncertainties in the PRC legal system.

Uncertainties with respect to the PRC legal system could adversely affect us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with Sino-China and its shareholders.

We conduct our business primarily through Trans Pacific and Sino-China. These entities are generally subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises. We and Trans Pacific are considered foreign persons or foreign invested enterprises under PRC law. As a result, we and Trans Pacific are subject to PRC law limitations on foreign ownership of Chinese companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

In addition, we depend on Sino-China to honor its agreements with Trans Pacific. Almost all of these agreements are governed by PRC law. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

The shareholders of Sino-China have potential conflicts of interest with us, which may adversely affect our business.

Neither we nor Trans Pacific owns any portion of the equity interests of Sino-China. Instead, we and Trans Pacific rely on contractual obligations to enforce our interest in receiving payments from Sino-China. Conflicts of interest may arise between Sino-China’s shareholders and our company if, for example, their interests in receiving dividends from Sino-China were to conflict with our interest requiring Sino-China to make contractually-obligated payments to Trans Pacific. As a result, we have required Sino-China and each of its shareholders to execute irrevocable powers of attorney to appoint the individual designated by us to be his attorney-in-fact to vote on their behalf on all matters requiring shareholder approval by Sino-China and to require Sino-China’s compliance with the terms of its contractual obligations. We cannot assure you, however, that when conflicts of interest arise, Sino-China’s shareholders will act completely in our interests or that conflicts of interests will be resolved in our favor. In addition, Sino-China’s shareholders could violate their agreements with us by diverting business opportunities from us to others. If we cannot resolve any conflicts of interest between us and Sino-China’s shareholders, we would have to rely on legal proceedings, which could result in the disruption of our business. In addition, these contractual relationships are governed by PRC law, which may result in uncertainty as to application and enforcement.

We rely on dividends paid by our subsidiary for our cash needs.

Although our company generates some revenues from operations in the United States, we also rely on dividends paid by Trans Pacific for our cash needs, including the funds necessary to pay dividends and other cash distributions, if any, to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities organized in China is subject to limitations. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. Our subsidiary in China is also required to set aside a portion of their after-tax profits according to PRC accounting standards and regulations to reserve fund and other funds required by PRC law. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency.

Pursuant to the PRC enterprise income tax law and its implementation rules that were effective on January 1, 2008, dividends payable by a foreign investment entity to its foreign investors are subject to a withholding tax of up to 10%. Meanwhile, the United States and China are signatories to the 1984 People’s Republic of China-United States Income Tax Agreement, which would allow our company to claim a deemed-paid credit, which is an indirect tax credit, on any taxes paid to China by Trans Pacific. To the extent we were not eligible to receive or were unable to use the credit, this tax could have an adverse effect on our company.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive the majority of our revenues in Renminbi. Under our current corporate structure, our income is derived from dividend payments from Trans Pacific and income from our activities in the United States. Shortages in the availability of foreign currency may restrict the ability of Trans Pacific to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends, if any, in foreign currencies to our shareholders.

Fluctuation in the value of the Renminbi may have a material adverse effect on your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an appreciation of the Renminbi against the U.S. dollar. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. We rely largely on payments from Trans Pacific and Sino-China. While we charge our fees in U.S. dollars, Sino-China and Trans Pacific nevertheless operate within China and will rely heavily on Renminbi in their operations. Any significant revaluation of Renminbi may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our common stock in U.S. dollars. For example, an appreciation of Renminbi against the U.S. dollar would make any new Renminbi denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into Renminbi for such purposes.

Changes in China’s political and economic policies could harm our business.

China’s economy has historically been a planned economy subject to governmental plans and quotas and has, in certain aspects, been transitioning to a more market-oriented economy. Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, we cannot predict the future direction of these economic reforms or the effects these measures may have on our business, financial position or results of operations. In addition, the Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD. These differences include:

•	economic structure;

•	level of government involvement in the economy;

•	level of development;

•	level of capital reinvestment;

•	control of foreign exchange;

•	methods of allocating resources; and

•	balance of payments position.

As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

Since 1979, the Chinese government has promulgated many new laws and regulations covering general economic matters. Despite this activity to develop a legal system, China’s system of laws is not yet complete. Even where adequate law exists in China, enforcement of existing laws or contracts based on existing law may be uncertain or sporadic, and it may be difficult to obtain swift and equitable enforcement or to obtain enforcement of a judgment by a court of another jurisdiction. The relative inexperience of China’s judiciary, in many cases, creates additional uncertainty as to the outcome of any litigation. In addition, interpretation of statutes and regulations may be subject to government policies reflecting domestic political changes. Our activities in China will also be subject to administration review and approval by various national and local agencies of China’s government. Because of the changes occurring in China’s legal and regulatory structure, we may not be able to secure the requisite governmental approval for our activities. Although we have obtained all required governmental approval to operate our business as currently conducted, to the extent we are unable to obtain or maintain required governmental approvals, the Chinese government may, in its sole discretion, prohibit us from conducting our business. ..”

The Chinese government could change its policies toward private enterprise or even nationalize or expropriate private enterprises, which could result in the total loss of our investment in that country.

Our business is subject to significant political and economic uncertainties and may be adversely affected by political, economic and social developments in China. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to shareholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business. Nationalization or expropriation could even result in the total loss of our investment in China and in the total loss of your investment in us.

As most of our officers, directors and assets are outside the United States, it will be extremely difficult to acquire jurisdiction and enforce liabilities against us and our officers, directors and assets based in China.

Most of our directors and officers reside outside the United States. In addition, many of our assets will be located outside the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon our directors or officers and our subsidiaries, or enforce against any of them court judgments obtained in United States courts, including judgments relating to United States federal securities laws. Furthermore, because the majority of our assets are located in China and PRC does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts., it would also be extremely difficult to access those assets to satisfy an award entered against us in United States court.

Our international operations require us to comply with a number of U.S. regulations.

In addition the Chinese laws and regulations with which we must comply, we must also comply with the Foreign Corrupt Practices Act (“FCPA”), which prohibits U.S. companies or their agents and employees from providing anything of value to a foreign official for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage. Any failure by us to adopt appropriate compliance procedures and ensure that our employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial penalties and/or restrictions in our ability to conduct business in certain foreign jurisdictions. The U.S. Department of the Treasury’s Office of Foreign Asset Control (“OFAC”) administers and enforces economic and trade sanctions against targeted foreign countries, entities and individuals based on U.S. foreign policy and national security goals. As a result, we are restricted from entering into transactions with certain targeted foreign countries, entities, and individuals except as permitted by OFAC, which may reduce our future growth.

Risks Associated with this Offering

The market price for our common stock may be volatile, which could result in substantial losses to investors.

The market price for our common stock is likely to be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in the Chinese shipping industry or shipping agency industry;

•	changes in the Chinese economy;

•	changes in political relationships, both within China and between China and other countries;

•	announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel;

•	fluctuation of the Renminbi against the U.S. Dollar and other currencies; or

•	potential litigation.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. As a result, to the extent shareholders sell our shares in negative market fluctuation, they may not receive a price per share that is based solely upon our business performance. We cannot guarantee that shareholders will not lose some of their entire investment in our common stock.

If our financial condition deteriorates, we could be delisted by the NASDAQ Capital Market and our shareholders could find it difficult to sell our shares.

The NASDAQ Capital Market requires companies to fulfill specific requirements in order for their shares to continue to be listed. In order to qualify for continued listing on the NASDAQ Capital Market, we must meet the following criteria:

•	(i) Our shareholders’ equity must be at least $2,500,000; OR (ii) the market value of our listed securities must be at least $10,000,000; OR (iii) our net income from continuing operations in our last fiscal year (or two of the last three fiscal years) must have been at least $500,000;

•	The market value of our shares held by non-affiliates must be at least $500,000;

•	The market value of our shares must be at least $1,000,000;

•	The minimum bid price for our shares must be at least $1.00 per share;

•	We must have at least 300 shareholders;

•	We must have at least 2 market makers; and

•	We must have adopted NASDAQ-mandated corporate governance measures, including a Board of Directors comprised of a majority of independent directors, an Audit Committee comprised solely of independent directors and the adoption of a code of ethics among other items.

If our shares are delisted from the NASDAQ Capital Market in the future, our shareholders could find it difficult to sell our shares. Indeed, in 2013, we failed to meet the requirement that our shareholders’ equity be at least $2,500,000 and were at risk of being delisted from the NASDAQ Capital Market. Although we were able to return to compliance with this requirement, we cannot guarantee that we will remain in compliance with this standard in the future.

If our common stock is delisted from the NASDAQ Capital Market at some later date, we may apply to have our common stock quoted on the Bulletin Board maintained by NASDAQ or in the “pink sheets” maintained by the National Quotation Bureau, Inc. The Bulletin Board and the “pink sheets” are generally considered to be less efficient markets than the NASDAQ Capital Market. In addition, if our common stock is not so listed or is delisted at some later date, our common stock may be subject to the “penny stock” regulations. These rules impose additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors and require the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. As a result, the ability or willingness of broker-dealers to sell or make a market in our common stock might decline. If our common stock is not so listed or is delisted from the NASDAQ Capital Market at some later date or were to become subject to the penny stock regulations, it is likely that the price of our shares would decline and that our shareholders would find it difficult to sell their shares.

Our classified board structure may prevent a change in our control.

Our board of directors is divided into three classes of directors. The current terms of the directors expire in 2015, 2016 and 2017. Directors of each class are chosen for three-year terms upon the expiration of their current terms, and the shareholders elect one class of directors each year. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interest of our shareholders

Future sales of equity securities may depress our share price.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock or other equity securities convertible into common stock in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of common stock.

Special Note Regarding Forward-Looking Statements

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “anticipate,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Company,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

Use of Proceeds

Except as otherwise provided in a prospectus supplement, we expect to use the net proceeds from the sale of securities offered pursuant to this prospectus for general corporate purposes, including possible acquisitions of complementary assets or businesses. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

Description of Share Capital

Our authorized capital stock consists of 50,000,000 shares of common stock, without par value per share and 2,000,000 shares of preferred stock, without par value per share. As of the date of this prospectus, 4,703,841 shares of common stock are issued and outstanding, and no shares of preferred stock have been issued. The following summary description relating to our capital stock does not purport to be complete and is qualified in its entirety by our First Amended and Restated Articles of Incorporation and Bylaws.

Common Stock

Holders of common stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor and subject to any preference of any then authorized and issued preferred stock. Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of common stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of our company, subject to any preference of any then authorized and issued preferred stock. There are no conversion, redemption or sinking fund provisions applicable to the common stock. All outstanding shares are fully paid and nonassessable.

Authorization of Blank Check Preferred Stock

Although we are not offering any preferred stock in this offering, our First Amended and Restated Articles of Incorporation and Bylaws provide that upon completion of our initial public offering, our board of directors are authorized to issue, without shareholder approval, blank check preferred stock. Blank check preferred stock can operate as a defensive measure known as a “poison pill” by diluting the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our board of directors.

Limitations on the Right to Own Shares

There are no limitations on the right to own our shares.

Disclosure of Shareholder Ownership

There are no provisions in our First Amended and Restated Articles of Incorporation and Bylaws governing the ownership threshold above which shareholder ownership must be disclosed.

Changes in Capital

We may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by ordinary resolution:

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

•	convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination;

•	in many circumstances, sub-divide our existing shares, or any of them, into shares of smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share form which the reduced share is derived; and

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital and any capital redemption reserve fund in any manner authorized by law.

Incentive Plan

In connection with our initial public offering, we established a pool for incentive equity security grants to our employees, officers, directors and consultants. This pool contains 302,903 of our equity securities, including options, shares and securities exercisable for or convertible into our common stock. The options will vest at a rate of 20% per year for five years and have an exercise price of the market price of our shares on the date the options are granted. We currently have options to purchase 102,000 shares of common stock outstanding.

Listing

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “SINO”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc. located in 250 Royal Street Canton, MA 02021 U.S. Our transfer agent’s phone number is 001-781-575-2643 and facsimile number is 001-781-575-3255.

Description of Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Sino-Global Shipping America, Ltd. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the ability to issue additional debt securities of the same series;
•	the price or prices at which we will sell the debt securities;
•	the maturity date or dates of the debt securities on which principal will be payable;
•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;
•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more
•	currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;
•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;
•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;
•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;
•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;
•	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;
•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;
•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock or other securities or property;
•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•	the depository for global or certificated debt securities;
•	any special tax implications of the debt securities;
•	any tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;
•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;
•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;
•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;
•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
•	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and
•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
•	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;
•	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;
•	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;
•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and
•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

•	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;
•	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;
•	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,
•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);
•	any obligations with respect to any capital stock;
•	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and
•	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of Sino-Global Shipping America, Ltd, whether voluntary or involuntary or in bankruptcy,
•	insolvency or receivership;
•	any general assignment by us for the benefit of creditors; or
•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	we default for 30 consecutive days in the payment when due of interest on the debt securities;
•	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;
•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;
•	certain events of bankruptcy, insolvency or reorganization of the Sino-Global Shipping America, Ltd.; or
•	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;
•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;
•	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);
•	make any debt security payable in money other than that stated in the debt securities;
•	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;
•	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);
•	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;
•	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or
•	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;
•	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or
•	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

Unless otherwise state in an amendment or supplement to this registration statement, the indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable law and our First Amended and Restated Articles of Incorporation.

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase our debt securities, common stock or any combination thereof. We may issue warrants independently or together with common stock, debt securities or any combination thereof, and the warrants may be attached to or separate from such securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased, if not United States dollars;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;
•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or
•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

Description of Units

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

Description of Share Purchase Contracts and Share Purchase Units

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

•	if applicable, a discussion of material tax considerations; and
•	any other information we think is important about the share purchase contracts or the share purchase units.

Description of Rights

We may issue rights to purchase common stock or debt securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the securityholders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate number of shares of common stock or aggregate principal amount of debt securities purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Plan of Distribution

We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	varying prices determined at the time of sale related to such prevailing market prices; or
•	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Shares of our common stock are quoted on the NASDAQ Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges for each of the five (5) most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

Legal Matters

Kaufman & Canoles, P.C., Richmond, Virginia, will pass upon the validity of the securities offered in this offering. The address of Kaufman & Canoles, P.C. is Two James Center, 14th Floor, 1021 E. Cary St., Richmond, VA 23219. Certain legal matters relating to the offering as to Chinese law will be passed upon for us by Beijing Jintai (Tianjin) Law Firm, 1006 Junyue Building Tower B, No.18 Guizhou Road, Heping District, Tianjin 300051, People’s Republic of China. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The consolidated financial statements of our Company appearing in our annual report on Form 10-K for the fiscal years ended June 30, 2013 and 2012 have been audited by Friedman LLP, independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Enforceability of Civil Liabilities Under United States Federal Securities Laws and Other Matters

Although we are incorporated as a stock corporation under the laws of Virginia, some of our directors and officers reside outside the United States, and a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. directors and officers or to recover against our company, or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to transactions covered by this prospectus by serving CT Corporation, our U.S. agent irrevocably appointed for that purpose.

Where You Can Find More Information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus does not contain all of the information set forth in the registration statement or the exhibits that are a part of the registration statement. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended June 30, 2013, filed on September 27, 2013;
•	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2013, filed on November 13, 2013, and December 31, 2013, filed on February 11, 2014;
•	our Current Report on Form 8-K filed with the SEC on November 1, 2013, January 27, 2014 and February 3, 2014; and
•	the description of the common stock, without par value per share, contained in the Registrant’s registration statement on Form S-1 filed with the Commission on May 12, 2008 (File Number 333-150858) pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the common stock, without par value per share, contained in the registration statement on Form S-1 filed with the Commission on January 11, 2008 (File Number 333-148611), and declared effective by the Commission on April 18, 2008, and any amendment or report filed with the Commission for purposes of updating such description.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus is a part and prior to effectiveness of that registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Sino-Global Shipping America, Ltd.

36-56 39th Avenue, Suite 305

Flushing, New York 11354

(718) 888-1814

Attn: Investor Relations

1,500,000 Shares of Common Stock

SINO-GLOBAL SHIPPING AMERICA, LTD.

Prospectus Supplement

February 15, 2017

$10,000,000